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                                                                    Exhibit 23.1


[AZ & COMPANY LETTERHEAD]


We agree to the inclusion in this Form 10KSB of our report, dated July 20, 2004, on our audit of the consolidated financial statements of Eagle Bancorp and subsidiary for the years ended June 30, 2004 and 2003. We also consent to the reference of our firm under the caption "Independent Auditors."



/s/ Anderson ZurMuehlen & Co., P.C.
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Helena, Montana
September 16, 2004